Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the financial position or results of operations of ATN International, Inc. (the “Company” or “ATN”) or Caribbean Asset Holdings, LLC (“CAH”), actually would have been if the acquisition of CAH by the Company had been completed as of and for the periods indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the Company after consummation of the acquisition.

Pro forma adjustments related to the unaudited pro forma condensed combined income statements give effect to certain events that are (i) directly attributable to the acquisition, (ii) factually supportable and (iii) expected to have a continuing impact on the combined results. Pro forma adjustments related to the unaudited pro forma condensed combined balance sheet give effect to events that are directly attributable to the CAH acquisition, and that are factually supportable regardless of whether they have a continuing impact or are non-recurring.

The unaudited pro forma condensed combined financial information is based on a number of other assumptions and estimates and is subject to a number of uncertainties relating to the CAH acquisition and related matters, including, among other things, estimates, assumptions and uncertainties regarding (1) the estimated fair values of certain assets and liabilities acquired, which are sensitive to assumptions and market conditions, and (2) the amount of the intangible assets and goodwill that will arise from the acquisition.

Unaudited Pro Forma Condensed Combined Financial Information for ATN International, Inc. and CAH

The following unaudited pro forma condensed combined financial information has been prepared by the Company’s management and gives pro forma effect to the completion of the acquisition by the Company of all the membership interests of CAH (the “Acquisition”).  CAH is a Delaware limited liability company which, through its ownership of operating subsidiaries, is in the business of marketing, selling and providing wireless and wireline telecommunications, broadband (including data transmission via undersea cable), video programming services, hosting, storage, VOIP and managed services throughout the United States Virgin Islands, British Virgin Islands and St. Maarten. ATN paid approximately $112 million to purchase CAH.  The purchase price was funded with $52 million of cash on hand and the proceeds of a $60 million loan.  Additionally, CAH’s pre-Acquisition debt was retired by the seller prior to the close of the Acquisition.

The unaudited pro forma condensed combined statements of operations combine the historical consolidated statements of operations of the Company and CAH, giving effect to the Acquisition as if it had occurred at the beginning of the periods presented.  The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of the Company and CAH, giving effect to the Acquisition as if it occurred on the date of the balance sheets presented.  CAH’s fiscal year begins on June 1 and ends on May 31.  As a result the pro forma statement of operations presents the twelve months ending December 31, 2015 for ATN and the twelve months ending February 29, 2016 for CAH.  The interim pro forma statement of operations presents the three months ending March 31, 2016 for ATN and the three months ending May 31, 2016 for CAH.  Similarity, the pro forma balance sheet presents ATN’s financial position as of March 31, 2016 and CAH’s financial position as of May 31, 2016.  You should read this unaudited pro forma information in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial information, the historical financial statements of the Company filed with the Securities and Exchange Commission (“SEC”), and historical financial statements of CAH filed herein.

The Acquisition is treated herein as a business combination, in accordance with ASC 805, Business Combinations (“ASC 805”). Accordingly, ATN calculated the fair value of the net assets acquired and consideration transferred. The consideration transferred in the Acquisition exceeded the fair value of net assets acquired resulting in ATN recording goodwill equal to the excess. In the unaudited pro forma condensed combined balance sheet, the consideration transferred by the Company to acquire CAH has been allocated to the assets acquired and liabilities assumed based upon the Company’s preliminary estimate of their respective fair values as of the date of the Acquisition.

Final allocations have not been completed and continue to be refined based upon certain valuations and other studies after the closing date of the Acquisition. Accordingly, the pro forma adjustments relating to the purchase price allocation are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value and changes in CAH’s working capital. Thus, the final purchase price allocation may differ in material respects from that presented in the unaudited pro forma condensed combined financial information.  The unaudited pro forma condensed combined statements of operations also include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as decreased depreciation and amortization expense on the assets acquired.

The unaudited pro forma combined condensed financial information conforms CAH’s accounting policies to those of ATN. CAH’s financial information is prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Based on ATN’s review of the summary of significant accounting policies disclosed in the financial statements of CAH, it did not identify any adjustments. A further detailed review is currently being performed. As a result of that review, the Company may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.

Items Not Reflected in the Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined income statements do not include the impacts of any revenue, cost or other operating synergies that may have resulted or may result in the future from the Acquisition. Therefore, certain revenue and expense amounts will likely be different, both in total and as a percent of overall revenue and expense, in future periods even if the Company were to continue the exact same pricing, service scope, and subscriber levels as in the past.  For example, revenues and expenses, including network operating expense, may be different as a result of the integrating CAH into ATN’s existing operations.

The Company and CAH incurred certain direct, incremental and non-recurring acquisition expenses totaling $2.3 million in connection with the Acquisition during the periods presented.  These expenses were removed from the pro forma condensed combined statements of operations as a pro-forma adjustment for the year ended December 31, 2015 and the three months ended March 31, 2016 as they were direct and incremental to the Acquisition and will not recur in future periods.

Unaudited Pro Forma Condensed Combined Balance Sheet

(Amounts in Thousands)

	ATN March 31, 2016	(a) CAH May 31, 2016	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$391,102	$9,108	$(52,301	)(b),(f)	$347,909
Restricted cash	846	—	—		846
Accounts receivable, net	48,743	6,328	—		55,071
Materials and supplies	8,746	6,680	—		15,426
Prepayments and other current assets	29,283	2,424	—		31,707
Total current assets	478,720	24,540	(52,301)		450,959

Fixed assets, net	375,295	101,845	7,164	(b)	484,304
Telecommunications license, net	43,313	—	—		43,313
Goodwill	45,077	19,710	(1,566	)(b)	63,221
Intangible assets, net	1,430	12,399	6,248	(b)	20,077
Restricted cash	4,802	—	—		4,802
Other assets	9,376	1,692	(1,117	)(b)	9,951

Total assets	$958,013	$160,186	$(41,572)		$1,076,627

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$6,341	$97,921	$(97,921	)(e)	$6,341
Accounts payable and accrued liabilities	40,603	18,508	—		59,111
Dividends payable	5,166	—	—		5,166
Accrued taxes	12,881	—	—		12,881
Advanced payments and deposits	9,842	7,824	—		17,666
Other current liabilites	12,651	—	—		12,651
Total current liabilities	87,484	124,253	(97,921)		113,816

Deferred income taxes	45,406	2,358	577	(b)	48,341
Other liabilities	35,909	27,424	1,702	(b),(g)	65,035
Long term debt, excluding current portion	24,983	90,723	(30,723	)(e),(f)	84,983
Total liabilities	193,782	244,758	(126,365)		312,175

Common stock	168	5,374	(5,374	)(b)	168
Treasury stock	(20,603)	—	—		(20,603)
Additional paid-in capital	157,080	160,253	(160,253	)(b)	157,080
Retained earnings (accumulated deficit)	548,273	(240,069)	240,069	(b)	548,273
Accumulated other comprehensive loss	(3,700)	(9,764)	9,764	(b)	(3,700)
Total stockholders’ equity	681,218	(84,206)	84,206		681,218

Non-controlling interests	83,013	(366)	587	(b)	83,234
Total equity	764,231	(84,572)	84,793		764,452
Total liabilities and equity	$958,013	$160,186	$(41,572)		$1,076,627

Unaudited Pro Forma Statement of Operations

Twelve  months ended:

(Amounts in Thousands, Except Per Share Data)

	ATN December 31, 2015	(a) CAH February 29, 2016	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Wireless	$237,042	$2,252	$—		$239,294
Wireline	86,485	85,751	—		172,236
Renewable energy	21,040	—	—		21,040
Equipment and Other	10,802	12,984	(20	)(j)	23,766

Total revenues	355,369	100,987	(20)		456,336

Operating expenses (excluding depreciation and amortization unless otherwise indicated):
Termination and access fees	81,928	23,623	—		105,551
Engineering and operations	37,244	33,321	—		70,565
Sales and marketing	21,466	4,432	—		25,898
Equipment expense	14,997	385	—		15,382
General and administrative	59,890	23,410	(38	)(j)	83,262
Transaction-related charges	7,182	167	(2,075	)(c)	5,274
Depreciation and amortization	56,890	25,719	(13,020	)(d),(j)	69,589
Gain on disposition of long-lived assets	(2,823)	—	—		(2,823)
Impairment of assets	—	83,104 (i)	—		83,104

Operating expenses	276,774	194,161	(15,133)		455,802

Income from operations	78,595	(93,174)	15,113		534

Other income (expense)
Interest Income	588	—	(12	)(f)	576
Interest Expense	(3,180)	(4,623)	2,223	(e),(f)	(5,580)
Loss on deconsolidation of subsidiary	(19,937)	—	—		(19,937)
Other income (expense), net	135	27	—		162

Other income (expense)	(22,394)	(4,596)	2,211		(24,779)

Income before taxes	56,201	(97,770)	17,324		(24,245)
Income taxes	24,137	(919)	747	(h)	23,965

Income from continuing operations	32,064	(96,851)	16,577		(48,210)
Income from discontinued operations net of tax	1,092	—	—		1,092

Net income	33,156	(96,851)	16,577		(47,118)
Net income attributable to non-controlling interests, net of tax	(16,216)	131	—		(16,085)

Net income attributable to stockholders	$16,940	$(96,720)	$16,577		$(63,203)

Net income per weighted average basic share attributable to ATN International, Inc. stockholders:
Continuing operations	$0.99				$(4.01)
Disontinued operations	$0.07				$0.07
Total	$1.06				$(3.94)

Net income per weighted average diluted share attributable to ATN International, Inc. stockholders:
Continuing operations	$0.98				$(3.98)
Disontinued operations	$0.07				$0.07
Total	$1.05				$(3.91)

Weighted average common shares outstanding:
Basic	16,022				16,022

Diluted	16,142				16,142

Unaudited Pro Forma Statement of Operations

Three months ended

(Amounts in Thousands, Except Per Share Data)

	ATN March 31, 2016	(a) CAH May 31, 2016	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Wireless	$58,878	$451	$—		$59,329
Wireline	22,445	22,026	—		44,471
Renewable energy	5,589	—	—		5,589
Equipment and Other	2,774	3,046	—		5,820

Total revenues	89,686	25,523	—		115,209

Operating expenses (excluding depreciation and amortization unless otherwise indicated):
Termination and access fees	20,913	5,862	—		26,775
Engineering and operations	9,837	7,138	—		16,975
Sales and marketing	5,154	1,051	—		6,205
Equipment expense	3,259	75	—		3,334
General and administrative	16,421	5,123	—		21,544
Transaction-related charges	3,655	20	(272	)(c)	3,403
Depreciation and amortization	14,554	4,969	(1,794	)(d),(j)	17,729
Gain on disposition of long-lived assets	—	—	—		—
Impairment of assets	—	1,070	—		1,070

Operating expenses	73,793	25,308	(2,066)		97,035

Income from operations	15,893	215	2,066		18,174

Other income (expense)
Interest Income	348	—	(3	)(f)	345
Interest Expense	(826)	(1,331)	731	(e),(f)	(1,426)
Loss on deconsolidation of subsidiary	—	—	—		—
Other income (expense), net	14	(618)	—		(604)

Other income (expense)	(464)	(1,949)	728		(1,685)

Income before taxes	15,429	(1,734)	2,794		16,489
Income taxes	4,631	—	98	(h)	4,729

Income from continuing operations	10,798	(1,734)	2,696		11,760
Income from discontinued operations net of tax	—	—	—		—

Net income	10,798	(1,734)	2,696		11,760
Net income attributable to non-controlling interests, net of tax	(4,678)	4	—		(4,674)

Net income attributable to stockholders	$6,120	$(1,730)	$2,696		$7,086

Net income per weighted average basic share attributable to ATN International, Inc. stockholders:
Continuing operations	$0.38				$0.44
Disontinued operations	$—				$—
Total	$0.38				$0.44

Net income per weighted average diluted share attributable to ATN International, Inc. stockholders:
Continuing operations	$0.38				$0.44
Disontinued operations	$—				$—
Total	$0.38				$0.44

Weighted average common shares outstanding:
Basic	16,092				16,092

Diluted	16,198				16,198

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(Amounts In Thousands, Except Per Share Data)

(a)         The historical presentation of CAH was conformed to the presentation used in the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations.

(b)         ATN has completed its preliminary assessment of the fair value of assets acquired and liabilities assumed of CAH.  The consideration transferred consists of $52 million of cash and the proceeds of a $60 million loan.  The consideration transferred is allocated to the CAH net assets acquired, with the excess allocated to goodwill. The tables below represent a preliminary allocation of the total consideration transferred based on management’s preliminary estimate of their acquisition date fair values:

Consideration Transferred	$112,301

Preliminary purchase price allocation:
Cash	9,108
Accounts receivable	6,327
Other current assets	9,104
Property, plant and equipment	109,009
Identifiable intangible assets	18,647
Goodwill	18,144
Other Assets	574
Accounts payable and accrued liabilities	(18,506)
Advance payments and deposits	(7,824)
Deferred tax liability	(2,935)
Pension liability	(29,126)
Non-controlling interests	(221)

Net assets acquired	112,301

(c)          Eliminates acquisition related costs since these costs are direct and incremental to the Acquisition and are not expected to recur.

(d)         Reflects the adjustment to depreciation and amortization of CAH’s tangible and intangible assets arising from their estimated fair values and useful lives.  The estimated depreciation and amortization as if the Acquisition had occurred at the beginning of the twelve and three month periods presented are as follows:

			Depreciation and	Depreciation and
	Estimated		amortization	amortization
	useful life	Fair	expense	expense
	(in years)	Value	(twelve months ended 12/31/2015)	(three months ended 3/31/2016)
Telecommunication equipment	1-15	$86,126	$9,558	$2,390
Buildings	30	12,679	423	106
Office and computer equipment	1-3	2,723	923	231
Furniture and fixtures	3	79	26	7
Land	-	1,004	—	—
Transportation vehicles	4	1,153	288	72
Construction in progress	-	5,245	—	—
Total property, plant and equipment		$109,009	$11,218	$2,806

Goodwill	Indefinite	$18,144	$—	$—
Spectrum	Indefinite	7,623	—	—
Franchise	Indefinite	2,400	—	—
Customers	9-17	7,800	1,539	385
Other intangibles	10	824	82	21
		$36,791	$1,621	$406

Pro forma depreciation and amortization expense			12,839	3,212
Historical depreciation and amortization expense			25,719	4,969
Pro forma adjustment to depreciation and amortization expense			$(12,880)	$(1,757)

(e)          CAH’s pre-Acquisition debt, excluding amounts in working capital, was retired by the seller prior to the close of the Acquisition. This entry eliminates the debt from the balance sheet and the interest expense from the statement of operations.

(f)           ATN transferred $112 million of consideration to acquire CAH. This consideration consisted of $52 million of cash and the proceeds of a $60 million interest only loan maturing in ten years bearing a fixed interest rate of 4%. This entry records the reduction to cash, increased debt and interest expense, and eliminates the yield on the cash transferred.

(g)          The CAH purchase price included an adjustment equal to the funded status of CAH’s pension plans at the close of the Acquisition. The funded status is equal to the difference between the fair value of the pension plan assets and the fair value of the pension obligations. At close of the Acquisition, the pension obligation exceeded the fair value of the pension plan assets resulting in a CAH recognizing a liability in its financial statements. The entry adjusts the carrying value of the liability to equal the funded status of the obligation.

(h)         To record income tax expense at an estimated statutory tax rate of 39.5% on pro forma adjustments as appropriate above.

(i)             ATN’s acquisition of CAH was considered to be an indicator of impairment. For the twelve months ended February 29, 2016, CAH recorded impairment charges to property, plant and equipment, intangible assets, and goodwill. These impairment charges reflect the estimated valuation of the assets. ATN does not expect similar impairments to recur in future periods.

(j)            Certain CAH assets with a book value of approximately $5 million were excluded from the Acquisition and sold by CAH to third parties prior to May 31, 2016.  This entry eliminates $0.1 million of revenue, $0.2 million of general and administrative expenses, and $0.2 million of depreciation from the 12 month pro forma statement of operations and $0.1 million of depreciation from the 3 month pro forma statement of operations related to the excluded assets.